Exhibit 99.5
JOHNSON & JOHNSON
Offer to Exchange up to 1,533,830,450 Shares of Common Stock of
KENVUE INC.
Which are Owned by Johnson & Johnson
For Shares of Common Stock of
JOHNSON & JOHNSON
Pursuant to the Prospectus dated July 24, 2023

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON AUGUST 18, 2023, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF JOHNSON & JOHNSON COMMON STOCK VALIDLY TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.
To Our Clients:
Enclosed for your consideration are the prospectus dated July 24, 2023 (the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”), including instructions therefor, for tendering shares of common stock of Johnson & Johnson, par value $1.00 per share (“J&J Common Stock”), which collectively constitute the offer (the “Exchange Offer”) by Johnson & Johnson to exchange up to an aggregate of 1,533,830,450 shares of common stock of Kenvue Inc. (“Kenvue”), par value $0.01 per share (“Kenvue Common Stock”), which are owned by Johnson & Johnson.
We are the holder of record (directly or indirectly) of shares of J&J Common Stock held for your account. As such, a tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares of J&J Common Stock held by us for your account.
Please instruct us as to whether you wish us to tender any or all of the shares of J&J Common Stock held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus.
Your attention is directed to the following:
1.Johnson & Johnson is offering to exchange up to an aggregate of 1,533,830,450 shares of Kenvue Common Stock which are owned by Johnson & Johnson for outstanding shares of J&J Common Stock that are validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer. If the offer is oversubscribed, tendered shares of J&J Common Stock will be accepted on a pro rata basis, in proportion to the total number of shares tendered, except as described in the Prospectus. For each $100 of J&J Common Stock accepted in the Exchange Offer, you will receive approximately $107.53 of shares of Kenvue Common Stock, based on the Average Johnson & Johnson Price and the Average Kenvue Price (each as defined below), subject to an upper limit of 8.0549 shares of Kenvue Common Stock per share of J&J Common Stock. See “The Exchange Offer—Terms of the Exchange Offer.” IF THE UPPER LIMIT IS IN EFFECT, YOU WILL RECEIVE LESS THAN $107.53 OF SHARES OF KENVUE COMMON STOCK FOR EACH $100 OF J&J COMMON STOCK THAT YOU TENDER, AND YOU COULD RECEIVE MUCH LESS.
The “Average Johnson & Johnson Price” and the “Average Kenvue Price” will be determined by reference to the simple arithmetic average of the daily volume-weighted average prices (“VWAPs”) for J&J Common Stock and

Kenvue Common Stock, respectively, on the New York Stock Exchange (the “NYSE”) during the three consecutive trading days ending on and including the second trading day immediately preceding the expiration date of the Exchange Offer (which, if the Exchange Offer is not extended or terminated, would be August 14, 15 and 16, 2023). The daily VWAPs for shares of J&J Common Stock or Kenvue Common Stock, as the case may be, will be the VWAP per share of that stock on the NYSE during the period beginning at 9:30 a.m., New York City time (or such other time as is the official open of trading on the NYSE), and ending at 4:00 p.m., New York City time (or such other time as is the official close of trading on the NYSE), except that such data will only take into account adjustments made to reported trades included by 4:10 p.m., New York City time.
2.Upon the terms and subject to the conditions set forth in the Prospectus, tendering stockholders whose shares of J&J Common Stock are accepted by Johnson & Johnson pursuant to the Exchange Offer will receive Kenvue Common Stock (or cash in lieu of fractional shares).
3.Johnson & Johnson’s obligation to exchange shares of Kenvue Common Stock for shares of J&J Common Stock is subject to certain conditions, as described in the Prospectus, which you should read carefully and in its entirety.
4.Shares of J&J Common Stock validly tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the expiration of the Exchange Offer and, unless Johnson & Johnson has previously accepted them pursuant to the Exchange Offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the Exchange Offer. Once Johnson & Johnson accepts shares of J&J Common Stock pursuant to the Exchange Offer, your tender is irrevocable.
5.Tendering stockholders who fail to complete and sign the IRS Form W-9 provided in the Letter of Transmittal or complete and sign an appropriate IRS Form W-8, as applicable, may be subject to required U.S. federal backup withholding applicable to the gross cash proceeds payable to such stockholder or other payee pursuant to the Exchange Offer. Neither Johnson & Johnson nor Kenvue will indemnify any individual stockholder for any taxes that may be incurred in connection with the Exchange Offer.
6.Participants in the Savings Plans (as defined in the Prospectus) should follow the special instructions that are being sent to them by or on behalf of their plan administrator. Such participants should not use the Letter of Transmittal to direct the tender of shares of J&J Common Stock held in these plans, but should instead use the Exchange Offer election form provided to them by or on behalf of their plan administrator. Such participants may direct the applicable plan trustee to tender all, some or none of the shares of J&J Common Stock allocable to their Savings Plan accounts, subject to the limitations set forth in any special instructions provided to them. To allow sufficient time for the tender of shares by the trustee of the applicable Savings Plan, tendering holders must provide the tabulator with the requisite instructions by the deadline specified in the special instructions provided to them, unless the Exchange Offer is extended. If the Exchange Offer is extended, and if administratively feasible, the deadline for receipt of participants’ direction may also be extended.
The Exchange Offer is made solely by means of the Prospectus and the enclosed Letter of Transmittal and is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of J&J Common Stock in any jurisdiction in which the offer, sale or exchange is not permitted. If you are in a jurisdiction where offers to sell or exchange, or solicitations of offers to buy or exchange, the securities offered by the Exchange Offer are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the Exchange Offer presented does not extend to you.
If you wish to have us tender any or all of your shares of J&J Common Stock, please complete, sign, detach and return to us the instruction form on the reverse side of this letter. If you authorize the tender of your shares of J&J Common Stock, all such shares will be tendered unless otherwise specified on the instruction form. Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration date of the Exchange Offer.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON AUGUST 18, 2023, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED.

Instructions with Respect to
JOHNSON & JOHNSON
Offer to Exchange up to 1,533,830,450 Shares of Common Stock of
KENVUE INC.
which are owned by Johnson & Johnson
for Shares of Common Stock of
JOHNSON & JOHNSON
The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus dated July 24, 2023 (the “Prospectus”) and the related Letter of Transmittal in connection with the offer by Johnson & Johnson to exchange up to an aggregate of 1,533,830,450 shares of common stock of Kenvue Inc. (“Kenvue”), par value $0.01 per share, which are owned by Johnson & Johnson, for shares of common stock of Johnson & Johnson, par value $1.00 per share (“J&J Common Stock”).
This instructs you to tender the number of shares of J&J Common Stock indicated below (or if no number is indicated below, all shares of J&J Common Stock held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal furnished to the undersigned.

Account Number:
Number of shares of J&J Common Stock to be tendered*:
*    Unless otherwise indicated, it will be assumed that all shares of J&J Common Stock we hold for your account are to be tendered.
ODD-LOTS
☐    By checking this box, I represent that I own beneficially fewer than 100 shares of J&J Common Stock and am tendering all my shares of J&J Common Stock. Dated: ___________, 2023

Signature(s)
Please type or print your name(s) here
Please type or print address
Area Code and Telephone Number
Tax Identification or Social Security Number(s) (If you don’t have a Tax Identification or Social Security Number, please enter four zeros (0000).)

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, THE INFORMATION AGENT, ANY OF THE DEALER MANAGERS, KENVUE OR JOHNSON & JOHNSON. DELIVERY TO THE EXCHANGE AGENT, THE INFORMATION AGENT, ANY OF THE DEALER MANAGERS, KENVUE OR JOHNSON & JOHNSON WILL NOT CONSTITUTE A VALID DELIVERY.